Exhibit 99.1

CLEANERS CLUB, INC.
FINANCIAL STATEMENTS
FOR YEARS ENDED
DECEMBER 31, 2006 AND 2005

Index to Financial Statements:

Audited Financial Statements:

F-1	Report of Independent Registered Public Accounting Firm

F-2	Balance Sheet as of December 31, 2006

F-3	Statements of Operations for the years ended December 31, 2006 and 2005

F-4	Statements of Stockholders’ Deficit for the years ended December 31, 2006 and 2005

F-5	Statements of Cash Flows for the years ended December 31, 2006 and 2005

F-6	Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Cleaners Club, Inc.

We have audited the accompanying balance sheet of Cleaners Club, Inc. (the "Company") as of December 31, 2006, and the related statements of operations, stockholders’ deficit and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006, and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

As more fully discussed in Note 7, the Company completed a merger with a public company on February 15, 2007.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

February 9, 2007
Newport Beach, California

CLEANERS CLUB, INC.
BALANCE SHEET
DECEMBER 31, 2006

ASSETS
Current Assets
Cash	$1,767
Accounts receivable	885
Other current assets	21,004
Total Current Assets	23,656
Property and Equipment, net	427,649
Deposits	40,400
Total Assets	$491,705

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable and accrued liabilities	$234,283
Capital lease obligations	118,860
Notes payable	97,268
Related party notes payable	224,000
Total Current Liabilities	674,411
Long Term Liabilities
Capital lease obligations, net of current	169,650
Notes payable, net of current	38,827
Related party notes payable, net of current	104,643
Total Long Term Liabilities	313,120
Total Liabilities	987,531

Commitments and Contingencies

Stockholders' Deficit
Common stock; par value $0.001 per share;
1,000,000 authorized shares;
1,000,000 shares issued and outstanding	1,000
Additional paid-in capital	119,652
Accumulated deficit	(616,478)
Total Stockholders' Deficit	(495,826)
Total Liabilities and Stockholders' Deficit	$491,705

The accompanying notes are an integral part of these financial statements.

CLEANERS CLUB, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005

Net Sales	$2,829,698	$2,181,069

Cost of Sales	(1,478,276)	(1,108,150)

Gross Profit	1,351,422	1,072,919

Operating Expenses
Delivery	98,166	64,696
Store	92,693	78,987
Selling	107,261	75,778
Administrative	90,633	63,917
Other	805,087	675,524
Depreciation and amortization	134,475	96,137
Total Operating Expenses	1,328,315	1,055,039

Operating Income	23,107	17,880

Other Expense	(90,184)	(111,742)

Loss before provision for income taxes	(67,077)	(93,862)

Provision for income taxes	800	800

Net Loss	$(67,877)	$(94,662)

Basic and diluted loss per common share	$(0.07)	$(0.09)
Basic and diluted weighted average number of common shares outstanding	1,000,000	1,000,000

The accompanying notes are an integral part of these financial statements.

CLEANERS CLUB, INC.
STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2004	1,000,000	$1,000	$78,788	$(453,939)	$(374,151)

Contributions	-	-	182,636	-	182,636

Distributions	-	-	(74,786)	-	(74,786)

Net loss	-	-	-	(94,662)	(94,662)

Balance, December 31, 2005	1,000,000	$1,000	$186,638	$(548,601)	$(360,963)

Contributions	-	-	48,013	-	48,013

Distributions	-	-	(114,999)	-	(114,999)

Net loss	-	-	-	(67,877)	(67,877)

Balance, December 31, 2006	1,000,000	$1,000	$119,652	$(616,478)	$(495,826)

The accompanying notes are an integral part of these financial statements.

CLEANERS CLUB, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(67,877)	$(94,662)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	134,475	96,137
Changes in operating assets and liabilities:
Accounts receivable	2,428	(2,250)
Deposits	(3,000)	1,549
Other current assets	18,714	14,216
Accounts payable and accrued liabilities	59,972	97,867
Net cash provided by operating activities	144,712	112,857

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(46,443)	(168,513)
Net cash used in investing activities	(46,443)	(168,513)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable	100,000	35,000
Principal repayments on notes payable	(38,415)	(23,340)
Principal borrowings on line of credit	-	50,000
Principal payments on line of credit	(50,000)	-
Proceeds from issuance of related party notes payable	50,000	150,000
Principal repayments on related party notes payable	(13,110)	(12,128)
Principal repayments on capital lease obligations	(108,776)	(101,764)
Contributions from stockholder	48,013	68,776
Distributions to stockholder	(114,999)	(74,786)
Net cash (used in) provided by financing activities	(127,287)	91,758
Net (decrease) increase in cash	(29,018)	36,102
Cash at beginning of year	30,785	(5,317)
Cash at end of year	$1,767	$30,785
Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for:
Interest	$91,112	$119,707
Income taxes	$800	$800
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Capital lease additions	$57,454	$52,893
Reclassification of related party notes payable to contributions	$-	$113,860

The accompanying notes are an integral part of these financial statements.

CLEANERS CLUB, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

1. ORGANIZATION AND NATURE OF OPERATIONS

Organization and Merger

Cleaners Club, Inc. (the “Company”) is a California corporation that was formed on October 8, 1998 which owns and operates ten retail dry cleaning outlets and a dry cleaning facility, all located in the Southern California area. Subsequent to year-end, the Company completed a merger with U.S. Dry Cleaning Corporation, a Delaware corporation (the “Parent”), a publicly held company (see Note 7).

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. The Company has recurring losses from operations, cash flow from operating activities of approximately $145,000 for the year ended December 31, 2006 and had an accumulated deficit of approximately $616,000 at December 31, 2006. The Company intends to obtain capital from its Parent while improving operating margins through economies of scale.

The financial statements do not include any adjustments related to recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies presented below are designed to assist in understanding the Company’s financial statements. Such financial statements and these notes are the representation of the Company’s management, who is responsible for their integrity and objectivity. In the opinion of management, these accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include the realization of long-lived assets. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

CLEANERS CLUB, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (continued)

Concentrations of Credit Risk

The Company currently maintains substantially all of its day-to-day operating cash with one major financial institution. The cash balances at December 31, 2006 did not exceed amounts insured by the Federal Deposit Insurance Corporation.

For the years ended December 31, 2006 and 2005, one vendor accounted for approximately 75% and 69% of total purchases, respectively. No other single vendor accounted for more than 10% of purchases for such reporting periods.

Property and Equipment

Property and equipment are stated at cost. Major renewals and improvements are capitalized, while replacements, maintenance and repairs which do not significantly extend the useful life of the asset are expensed as incurred. Depreciation is provided over the estimated useful lives of the assets, which range from five to seven years, using accelerated methods. Amortization of equipment under capital leases is provided for using the straight-line method over the lease term or the estimated useful life of the underlying asset, whichever is shorter. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the improvements or the remaining lease term.

Long-Lived Assets

The Company follows Statement of Finanical Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of”, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted cash flows from such asset, an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. See below for additional information regarding the identification and measurement of impairment of certain long-lived assets governed by SFAS No. 144.

The Company assesses the impairment of long-lived assets annually or whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held for use is based on expectations of future undiscounted cash flows from the related operations, and when circumstances dictate, the Company adjusts the asset to the extent that the carrying value exceeds the estimated fair value of the asset. Management’s judgments related to the expected useful lives of long-lived assets and the Company’s ability to realize undiscounted cash flows in excess of the carrying amounts of such assets are affected by factors such as the ongoing maintenance and improvements of the assets, changes in economic conditions, and changes in operating performance. As management assesses the ongoing expected cash flows and carrying amounts of the Company’s long-lived assets, these factors could cause the Company to realize a material impairment charge, which would result in decreased net income (or increased net loss) and reduce the carrying value of these assets.

During the reporting periods presented, management has determined that no impairment was necessary. There can be no assurance, however, that market conditions will not change which could result in impairment of long-lived assets in the future.

Revenue Recognition

The Company recognizes revenue on retail laundry and dry cleaning services when the services have been provided and the earnings process is complete. Specifically, when an order is complete and ready for customer pick-up, the sale and related account receivable are recorded.

CLEANERS CLUB, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising

The Company expenses the cost of advertising when incurred. Advertising costs approximated $59,000 and $41,000 for the years ended December 31, 2006 and 2005, respectively.

Fair Value of Other Financial Instruments

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires the disclosure of the fair value, if reasonably obtainable, of the Company’s financial instruments. Management believes that the carrying amounts of the Company’s significant financial instruments including cash, accounts receivable, accounts payable and accrued liabilities, capital lease obligations and notes payable approximate their estimated fair value at December 31, 2006 based on their relatively short term nature and/or the fact that notes payable bear market interest rates.

In the opinion of management, the fair value of payables to related parties cannot be estimated without incurring excessive costs; for that reason, the Company has not provided such disclosure. Other information about related-party liabilities (such as the carrying amount, the interest rate, and the maturity date) is provided elsewhere in these notes to the financial statements.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition. The Company faces risks and uncertainties relating to its ability to successfully implement its business strategy. Among other things, these risks include the ability to develop and sustain revenue growth; managing the expansion of its operations; competition; attracting and retaining qualified personnel; maintaining and developing new strategic relationships; and the ability to anticipate and adapt to the changing markets and any changes in government or environmental regulations. Therefore, the Company is subject to the risks of delays and potential business failure.

The dry cleaning industry has been a target for environmental regulation during the past two decades due to the use of certain solvents in the cleaning process. For example, in 2002, air quality officials in Southern California approved a gradual phase out of Perchloroethylene (“Perc”), the most common dry cleaning solvent, by 2020. Under this regulation, which went into effect January 1, 2003, any new dry cleaning business or facility that adds a machine must also add a non-Perc machine. While existing dry cleaners can continue to operate one Perc machine until 2020, by November 2007 all dry cleaners using Perc must utilize state-of-the-art pollution controls to reduce Perc emissions. The Company believes that it is successfully integrating the new dry cleaning processes.

Management feels that domestic media have generally sensationalized the perceived hazards of Perc to operators, clients and the environment in general. Perc is a volatile, yet non-flammable, substance that requires precautions and proper handling. However, it has proven safe, effective and completely manageable for years and the Company anticipates that its centralized operations and improvements in all facets of the business will further improve the safety for employees, clients and the environment. The Company will continue to utilize Perc where permitted on a limited interim basis to assure an orderly transition. To the extent that additional investment for environmental compliance may be necessary, the Company does not anticipate any significant financial impact. The Company believes that it complies in all material respects with all relevant rules and regulations pertaining to the use of chemical agents.

In the opinion of management, the Company complies in all material respects with all known federal, state, and local legislation pertaining to the use of all chemical agents and will endeavor to ensure that the entire organization proactively remains in compliance with all such statutes and regulations in the future.

Loss per Share

Under SFAS No. 128, "Earnings per Share," basic loss per common share is computed by dividing the loss applicable to common shareholders by the weighted-average number of common shares assumed to be outstanding during the period of computation. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and were dilutive. There were no potential common shares or potentially dilutive common shares outstanding during the reporting periods.

CLEANERS CLUB, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loss per Share

Under SFAS No. 128, "Earnings per Share," basic loss per common share is computed by dividing the loss applicable to common shareholders by the weighted-average number of common shares assumed to be outstanding during the period of computation. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and were dilutive. There were no potential common shares or potentially dilutive common shares outstanding during the reporting periods.

Income Taxes

The Company has elected to be taxed as an “S” Corporation for both federal and state income tax purposes and, as such, has not provided for federal income tax because the income tax liability is that of the individual shareholders. The California tax treatment is substantially the same, except for a surtax imposed on the Company’s taxable income. Deferred state income taxes were not significant during the reporting periods.

 3. PROPERTY AND EQUIPMENT

Property and equipment approximated the following at December 31, 2006:
Delivery equipment and other vehicles	$26,000
Office furniture and equipment	54,000
Store furniture and equipment	24,000
Machinery and equipment	1,172,000
Leasehold improvements	27,000
1,303,000
Less accumulated depreciation and amortization	(875,000)

$428,000

Approximately $531,000 of gross property and equipment has been accounted for as capital leases. Amortization of property and equipment accounted for as capital leases totaled approximately $86,000 and $71,000 during the years ended December 31, 2006 and 2005, respectively. See Note 6 for additional information.

CLEANERS CLUB, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

4. NOTES PAYABLE

Notes payable and related party notes payable consisted of the following as of December 31, 2006:

Notes Payable: Note payable to a lender, collateralized by the Company’s assets, payable in monthly installments of principal and interest of $1,273, bearing annual interest at 10%, and maturing October 11, 2008.	$25,529

Note payable to a lender, collateralized by the Company’s assets, payable in monthly installments of principal and interest of $744, bearing annual interest at 10%, maturing February 12, 2010.	24,136

Note payable to a lender, collateralized by the Company’s assets, payable in monthly installments of principal and interest of $2,307, bearing annual interest at 10%, maturing May 1, 2008.	36,430

Unsecured note payable to U.S. Dry Cleaning Corporation, payable in full on the maturity date, bearing interest at 5%, maturing December 31, 2007.	50,000

136,095

Related Party Notes Payable: Unsecured note payable to a related party, payable in monthly installments of $1,100, bearing annual interest at 10%, and maturing November 1, 2013.	66,748

Unsecured note payable to a related party, payable in monthly installments of $900, bearing annual interest at 5.9%, and maturing March 21, 2014.	61,895

Unsecured note payable to a related party, bearing annual interest at 7.0% and maturing on January 1, 2009.	200,000
328,643

Total notes payable	464,738
Less current portion	(321,268)
$143,470

CLEANERS CLUB, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

4. NOTES PAYABLE (continued)

Future minimum principal payments due on notes payable and related party notes payable for the years ending on December 31 and thereafter were as follows:

2007	$321,000
2008	57,000
2009	30,000
2010	24,000
2011	24,000
Thereafter	9,000

$465,000

5. EQUITY

During the years ended December 31, 2006 and 2005, the Company recorded cash contributions from one of the Company’s two stockholders approximating $48,000 and $69,000, respectively, and recorded them to additional paid-in capital.

During the years ended December 31, 2006 and 2005, the Company recorded cash distributions to one of the Company’s stockholders approximating $115,000 and $75,000, respectively. Because the Company had an accumulated deficit, such amounts were recorded to additional paid-in capital.

6. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its Southern California stores, plant and office facility under non-cancellable operating leases extending through November 2016.

Future minimum payments under such operating leases for the years ending December 31 and thereafter are as follows:

2007	$542,000
2008	534,000
2009	507,000
2010	497,000
2011	353,000
Thereafter	1,120,000
$3,553,000

Rent expense for the years ended December 31, 2006 and 2005 approximated $447,000 and $402,000, respectively.

CLEANERS CLUB, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

6. COMMITMENTS AND CONTINGENCIES (continued)

Capital Lease Obligations

The Company leases various office and plant equipment accounted for as capital leases. The balance of these capital lease obligations at December 31, 2006 was approximately $289,000. The future minimum payments under the capital lease obligations for the years ending December 31 approximated the following:

2007	$143,000
2008	101,000
2009	50,000
2010	30,000
2011	11,000
335,000
Less imputed interest	(46,000)
$289,000

Legal Matters

From time to time, the Company may be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination or breach of contract incidental to the ordinary operations of the business. The Company is not currently involved in any litigation which management believes could have a material adverse effect on the Company's financial position or results of operations.

7. SUBSEQUENT EVENTS (UNAUDITED)

On February 15, 2007, 100% of Cleaners Club, Inc. authorized, issued and outstanding common stock was acquired in a merger with U.S. Dry Cleaning Corporation. The acquired shares were converted into 780,000 shares of $0.001 par value common stock of U.S.Dry Cleaning Corporation immediately prior to the merger.